As submitted to the Securities and Exchange Commission on August 19, 2024.

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Pangaea Logistics Solutions Ltd.
c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf
Newport, Rhode Island 02840
(401) 846-7790
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Pangaea Logistics Solutions Ltd. 2024 Share Incentive Plan
(Full title of the plan)

Gianni Del Signore
Pangaea Logistics Solutions Ltd.
c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf
Newport, Rhode Island 02840
(401) 846-7790
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

EXPLANATORY NOTE

Pangaea Logistics Solutions Ltd. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register an additional 2,000,000 common shares, par value $0.0001 per share, which we refer to as the Common Shares, that are reserved for issuance in respect of awards to be granted under the Pangaea Logistics Solutions Ltd. 2024 Share Incentive Plan. In accordance with Section E. - Registration of Additional Securities of the General Instructions to Form S-8, the contents of the earlier registration statement on Form S-8, File Nos. 333-201333, 333-214557, 333-234575 and 333-267582, which we filed with the Securities and Exchange Commission on December 31, 2014, November 10, 2016, November 7, 2019 and September 23, 2022, respectively, are incorporated herein by reference, except to the extent expressly superseded herein. The reservation of these 2,000,000 additional shares for issuance pursuant to the 2024 Share Incentive Plan was approved by our board of directors on May 7, 2024 and by our shareholders on August 8, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

a.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2024;

b.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024, and for the quarter ended June 30, 2024, filed with the Commission on August 8, 2024;

c.The Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2024, May 9, 2024, August 8, 2024, August 9, 2024; and;

d.The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on December 30, 2014 (File No. 001-36798) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description
4.1
Bye-laws of Pangaea Logistics Solutions Ltd., as amended August 5, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-36798) filed with the Commission on August 10, 2022).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form S-4/A (File No. 333-195910) filed with the Commission on July 15, 2014).
5.1*	Opinion of Appleby (Bermuda) Limited.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1 filed herewith).
24.1*	Power of Attorney of certain officers and directors of the Registrant to file future amendments (set forth on signature page of the Registration Statement).
99.1*	Pangaea Logistics Solutions Ltd. 2024 Share Incentive Plan.
107*	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Rhode Island on August 19, 2024.

Pangaea Logistics Solutions Ltd.

By:	/s/ Gianni Del Signore
Name:	Gianni Del Signore
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Mark L. Filanowski and Gianni Del Signore and each of them, as attorney-in-fact with full power of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Mark L. Filanowski	Chief Executive Officer	August 19, 2024
Mark L. Filanowski	(Principal Executive Officer)

/s/ Gianni Del Signore	Chief Financial Officer	August 19, 2024
Gianni Del Signore	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carl Claus Boggild	Director	August 19, 2024
Carl Claus Boggild

/s/ Anthony Laura	Director	August 19, 2024
Anthony Laura

/s/ Eric S. Rosenfeld	Director	August 19, 2024
Eric S. Rosenfeld

/s/ David D. Sgro	Director	August 19, 2024
David D. Sgro

/s/ Richard du Moulin	Director	August 19, 2024
Richard du Moulin

/s/ Karen H. Beachy	Director	August 19, 2024
Karen H. Beachy